Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-267956) on Form S-8 of our report dated May 1, 2023, with respect to the consolidated financial statements of Prenetics Global Limited.

/s/ KPMG

Hong Kong

May 1, 2023